As filed with the Securities and Exchange Commission on July 26, 2006.

Registration No. 333-118269

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	93-0609074
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

414 Union Street, Nashville, TN  37219

(Address of principal executive offices, including zip code)

LOUISIANA-PACIFIC CORPORATION 2004 EXECUTIVE DEFERRED COMPENSATION PLAN

(Full title of plan)

Anton C. Kirchhof

Secretary
Louisiana-Pacific Corporation
414 Union Street, Nashville, TN  37219
(Name and address of agent for service)
(615) 986-5600
(Telephone number, including area code,
of agent for service)

with copies to:

Mark E. Betzen, Esq.

Jones Day
2727 North Harwood Street
Dallas, Texas  75201
(214) 220-3939

EXPLANATORY STATEMENT

On August 16, 2004, Louisiana-Pacific Corporation (the “Company”) filed a registration statement on Form S-8 (the “Registration Statement”) with respect to a total of $10,000,000 of deferred compensation obligations of the Company, payable in accordance with the terms of the Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan.

This Post-Effective Amendment No. 1 is being filed pursuant to Rule 439(a) under the Securities Act of 1933 in order to add Exhibit 23.3 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 26th day of July, 2006.

LOUISIANA-PACIFIC CORPORATION
(Registrant)

BY: /S/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President, Administration
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of July, 2006.

Signature	Title

BY: /S/ RICHARD W. FROST	Chief Executive Officer, Director
Richard W. Frost	(Principal Executive Officer)

BY: /S/ CURTIS M. STEVENS	Executive Vice President, Administration
Curtis M. Stevens	and Chief Financial Officer
(Principal Financial Officer)

RUSSELL S. PATTEE*	Corporate Controller and Assistant Treasurer
(Principal Accounting Officer)

E. GARY COOK*	Chairman of the Board
ARCHIE W. DUNHAM*	Director
DANIEL K. FRIERSON*	Director
PAUL W. HANSEN*	Director
DUSTAN E. MCCOY*	Director
COLIN D. WATSON*	Director

BY: /S/ CURTIS M. STEVENS	Attorney-in-fact for each officer and director whose
Curtis M. Stevens	name is followed by an asterisk.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4	Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan. Incorporated by reference to Exhibit 4 to Registration Statement No. 333-118269 on Form S-8, filed August 16, 2004.

5	Opinion of Miller Nash LLP as to the legality of the securities being registered. Incorporated by reference to Exhibit 5 to Registration Statement No. 333-118269 on Form S-8, filed August 16, 2004.

23.1	Consent of Deloitte & Touche LLP. Incorporated by reference to Exhibit 23.1 to Registration Statement No. 333-118269 on Form S-8, filed August 16, 2004.

23.2	Consent of Miller Nash LLP. Incorporated by reference to Exhibit 23.2 to Registration Statement No. 333-118269 on Form S-8, filed August 16, 2004.

23.3*	Consent of Deloitte & Touche LLP.

24	Power of attorney of certain officers and directors. Incorporated by reference to Exhibit 24 to Registration Statement No. 333-118269 on Form S-8, filed August 16, 2004.

* Filed herewith.